Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 dated as of February 8, 2019 (this “Amendment”), among ENTEGRIS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and GOLDMAN SACHS BANK USA, as Administrative Agent.

Reference is made to the Credit and Guaranty Agreement dated as of November 6, 2018 (the “Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower party thereto, as guarantors, the lenders party thereto (the “Lenders”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.

Reference is also made to the Agreement and Plan of Merger dated as of January 27, 2019, between the Borrower and Versum Materials, Inc., a Delaware corporation (“Versum”), as the same may be amended or otherwise modified from time to time, pursuant to which Versum will merge with and into the Borrower, with the Borrower surviving such merger (the “Merger”).

In connection with the Merger, the Borrower desires to assume obligations of Versum under the Versum Existing Credit Agreement and the Versum Existing Notes and, in connection therewith and otherwise in connection with the Merger, has requested that the Credit Agreement be amended as set forth herein.

The Lenders whose signatures appear below, constituting the Requisite Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

SECTION 2. Amendment of the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), (a) the Credit Agreement (excluding the Schedules and, subject to clause (b) below, Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment No. 1 Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto and (b) a new Exhibit L is hereby added to the Credit Agreement in the form set forth in Exhibit L attached hereto.

SECTION 3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “Amendment No. 1 Effective Date”) on which the following conditions shall have been satisfied or waived:

(a) The Administrative Agent shall have executed a counterpart of this Amendment and shall have received from the Borrower and the Lenders constituting the Requisite Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may be delivered by facsimile or in electronic format (i.e., “pdf” or “tif”)) that such party has signed a counterpart of this Amendment.

(b) The Borrower shall have paid to the Administrative Agent, the Arrangers and their respective Affiliates all fees, costs and expenses due and payable on or prior to the Amendment No. 1 Effective Date pursuant to the Credit Documents or any other agreement entered into by the Borrower, on the one hand, and the Administrative Agent, such Arranger or such Affiliate, on the other hand.

SECTION 4. Representations and Warranties. The Borrower represents and warrants that, on and as of the Amendment No. 1 Effective Date:

(a) (i) this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Borrower and (ii) this Amendment has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) no Default or Event of Default has occurred and is continuing; and

(c) the representations and warranties of each Credit Party set forth in Section 4 of the Credit Agreement (as amended by this Amendment) and the other Credit Documents are true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date (immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is already qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) as of such earlier date.

SECTION 5. Consent Fees. If the Merger is consummated, the Borrower shall pay to the Administrative Agent, for the account of each Lender that executes and irrevocably delivers a signature page to this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 p.m., New York City time, on February 6, 2019, a consent fee in an amount equal to 0.25% of the aggregate principal amount of Term Loans of such Lender outstanding on the Amendment No. 1 Effective Date, which consent fees, for the avoidance of doubt, shall be fully earned on the Amendment No. 1 Effective Date (subject to the consummation of the Merger) and shall be payable in such amounts and to such Persons (and accounts of such Persons (and pursuant to wiring instructions thereof on file with the Administrative Agent as of the Amendment No. 1 Effective Date)) as are identified by the Amendment Arranger to the Administrative Agent on or prior to the Amendment No. 1 Effective Date, irrespective of whether such Person is a Lender as of the date of the consummation of the Merger.

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Agent, any Arranger, any Lender, any Issuing Bank or the Swing Line Lender under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in any other Credit Document to the “Credit Agreement”, shall be deemed to be a reference to the Credit Agreement as amended hereby.

SECTION 7. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Consent to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 10.15 and 10.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTEGRIS, INC.,

by
/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to the Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, individually and as Administrative Agent,

by
/s/ Douglas Tansey
Name: Douglas Tansey
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to the Credit and Guaranty Agreement]

AMENDMENT NO. 1 TO

CREDIT AND GUARANTY AGREEMENT OF

ENTEGRIS, INC.

Name of Lender:

by

Name:
Title:

For any institution requiring a second signature line:

by

Name:
Title:

[Signature Page to Amendment No. 1 to the Credit and Guaranty Agreement]

EXHIBIT A

See attached.

EXHIBIT A

CREDIT AND GUARANTY AGREEMENT

dated as of November 6, 2018,

among

ENTEGRIS, INC.,

CERTAIN SUBSIDIARIES OF ENTEGRIS, INC.,

as Guarantors,

THE LENDERS PARTY HERETO

and

GOLDMAN SACHS BANK USA,

as Administrative Agent and Collateral Agent

GOLDMAN SACHS BANK USA, BARCLAYS BANK PLC, CITIGROUP GLOBAL

MARKETS INC., MORGAN STANLEY SENIOR FUNDING, INC., PNC CAPITAL

MARKETS LLC and SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

$700,000,000 Senior Secured Credit Facilities

[CS&M Ref. No. 4020-862]

TABLE OF CONTENTS
Page
SECTION 1. DEFINITIONS AND INTERPRETATION		1
1.1.	Definitions	1
1.2.	Accounting Terms; Certain Calculations	~~69~~71
1.3.	Interpretation, Etc	~~71~~74
1.4.	Currency Translation	~~72~~75
1.5.	Classification of Loans and Borrowings	~~72~~75
1.6.	Divisions	~~73~~75

SECTION 2. LOANS AND LETTERS OF CREDIT		~~73~~76
2.1.	Term Loans	~~73~~76
2.2.	Revolving Loans	~~74~~77
2.3.	Letters of Credit	~~75~~78
2.4.	Pro Rata Shares; Obligations Several; Availability of Funds	~~86~~89
2.5.	Use of Proceeds	~~87~~90
2.6.	Evidence of Debt; Register; Notes	~~87~~90
2.7.	Interest on Loans and Letter of Credit Disbursements	~~88~~91
2.8.	Conversion/Continuation	~~90~~93
2.9.	Default Interest	~~90~~94
2.10.	Fees	~~91~~94
2.11.	Scheduled Installments; Repayment on Maturity Date	~~92~~95
2.12.	Voluntary Prepayments/Commitment Reductions; Call Protection	~~92~~96
2.13.	Mandatory Prepayments/Commitment Reductions	~~94~~97
2.14.	Application of Prepayments; Waivable Mandatory Prepayments	~~98~~101
2.15.	General Provisions Regarding Payments	~~99~~102
2.16.	Ratable Sharing	~~100~~103
2.17.	Making or Maintaining Eurodollar Rate Loans	~~101~~104
2.18.	Increased Costs; Capital Adequacy and Liquidity	~~104~~107
2.19.	Taxes; Withholding, Etc	~~105~~109
2.20.	Obligation to Mitigate	~~109~~113
2.21.	Defaulting Lenders	~~110~~113
2.22.	Replacement and Termination of Lenders	~~113~~116
2.23.	Incremental Facilities	~~114~~117
2.24.	Extension/Modification Offers	~~118~~122
2.25.	Refinancing Facilities	~~120~~124

SECTION 3. CONDITIONS PRECEDENT		~~123~~126
3.1.	Closing Date	~~123~~126
3.2.	Each Credit Extension	~~124~~128

SECTION 4. REPRESENTATIONS AND WARRANTIES		~~125~~129
4.1.	Organization; Requisite Power and Authority; Qualification	~~125~~129
4.2.	Equity Interests and Ownership	~~125~~129
4.3.	Due Authorization	~~126~~129

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4.4.	No Conflict	~~126~~129
4.5.	Governmental Approvals	~~126~~129
4.6.	Binding Obligation	~~126~~130
4.7.	Historical Financial Statements; Projections	~~126~~130
4.8.	No Material Adverse Change	~~127~~130
4.9.	Adverse Proceedings	~~127~~130
4.10.	Payment of Taxes	~~127~~130
4.11.	Properties	~~127~~131
4.12.	Environmental Matters	~~128~~131
4.13.	No Defaults	~~128~~132
4.14.	Governmental Regulation	~~128~~132
4.15.	Federal Reserve Regulations	~~128~~132
4.16.	Employee Matters	~~128~~132
4.17.	Employee Benefit Plans	~~129~~132
4.18.	Solvency	~~129~~133
4.19.	Compliance with Laws	~~129~~133
4.20.	Disclosure	~~129~~133
4.21.	Collateral Matters	~~130~~133
4.22.	Insurance	~~131~~135
4.23.	Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	~~131~~135

SECTION 5. AFFIRMATIVE COVENANTS		~~132~~135
5.1.	Financial Statements and Other Reports	~~132~~136
5.2.	Existence	~~136~~139
5.3.	Payment of Taxes	~~136~~139
5.4.	Maintenance of Properties	~~136~~140
5.5.	Insurance	~~136~~140
5.6.	Books and Records; Inspections	~~137~~141
5.7.	Lenders Meetings	~~138~~142
5.8.	Compliance with Laws	~~138~~142
5.9.	Environmental Matters	~~138~~142
5.10.	Subsidiaries	~~139~~143
5.11.	Additional Collateral	~~139~~143
5.12.	Further Assurances	~~139~~143
5.13.	Maintenance of Ratings	~~140~~144
5.14.	Post-Closing Matters	~~140~~144

SECTION 6. NEGATIVE COVENANTS		~~140~~144
6.1.	Indebtedness	~~140~~144
6.2.	Liens	~~144~~148
6.3.	No Further Negative Pledges	~~147~~151
6.4.	Restricted Junior Payments	~~148~~152
6.5.	Restrictions on Subsidiary Distributions	~~150~~154
6.6.	Investments	~~151~~156
6.7.	Financial Covenant	~~154~~159
6.8.	Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries	~~154~~159

6.9.	Sales and Leasebacks	~~157~~161
6.10.	Transactions with Affiliates	~~157~~161
6.11.	Conduct of Business	~~157~~162
6.12.	Hedge Agreements	~~158~~162
6.13.	Amendments or Waivers of Organizational Documents and Certain Agreements	~~158~~162
6.14.	Fiscal Year	~~158~~163

SECTION 7. GUARANTEE		~~158~~163
7.1.	Guarantee of the Obligations	~~158~~163
7.2.	Indemnity by the Borrower; Contribution by the Guarantors	~~158~~163
7.3.	Liability of Guarantors Absolute	~~159~~164
7.4.	Waivers by the Guarantors	~~161~~166
7.5.	Guarantors’ Rights of Subrogation, Contribution, Etc	~~162~~167
7.6.	Continuing Guarantee	~~163~~168
7.7.	Authority of the Guarantors or the Borrower	~~163~~168
7.8.	Financial Condition of the Credit Parties	~~163~~168
7.9.	Bankruptcy, Etc	~~163~~168
7.10.	Keepwell	~~164~~169

SECTION 8. EVENTS OF DEFAULT		~~164~~169
8.1.	Events of Default	~~164~~169

SECTION 9. AGENTS		~~167~~172
9.1.	Appointment of Agents	~~167~~172
9.2.	Powers and Duties	~~168~~173
9.3.	General Immunity	~~168~~173
9.4.	Acts in Individual Capacity	~~170~~175
9.5.	Lenders’ and Issuing Banks’ Representations, Warranties and Acknowledgments	~~171~~176
9.6.	Right to Indemnity	~~172~~176
9.7.	Successor Administrative Agent and Collateral Agent	~~172~~177
9.8.	Collateral Documents and Obligations Guarantee	~~173~~178
9.9.	Withholding Taxes	~~176~~181
9.10.	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~176~~181
9.11.	Certain ERISA Matters	~~177~~182

SECTION 10. MISCELLANEOUS		~~178~~183
10.1.	Notices	~~178~~183
10.2.	Expenses	~~180~~185
10.3.	Indemnity	~~181~~186
10.4.	Set-Off	~~182~~187
10.5.	Amendments and Waivers	~~182~~188
10.6.	Successors and Assigns; Participations	~~187~~192
10.7.	Independence of Covenants	~~193~~199
10.8.	Survival of Representations, Warranties and Agreements	~~193~~199
10.9.	No Waiver; Remedies Cumulative	~~194~~200
10.10.	Marshalling; Payments Set Aside	~~195~~200

10.11.	Severability	~~195~~200
10.12.	Independent Nature of Lenders’ Rights	~~195~~200
10.13.	Headings	~~195~~200
10.14.	APPLICABLE LAW	~~195~~201
10.15.	CONSENT TO JURISDICTION	~~195~~201
10.16.	WAIVER OF JURY TRIAL	~~196~~201
10.17.	Confidentiality	~~197~~202
10.18.	Usury Savings Clause	~~198~~203
10.19.	Counterparts	~~198~~204
10.20.	Effectiveness; Entire Agreement	~~198~~204
10.21.	PATRIOT Act	~~199~~204
10.22.	Electronic Execution of Assignments	~~199~~204
10.23.	No Fiduciary Duty	~~199~~204
10.24.	Permitted Intercreditor Agreements	~~200~~205
10.25.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~201~~206

SCHEDULES:	2.1	Commitments
	2.3A	Existing Letters of Credit
	2.3B	Issuing Banks; Letter of Credit Issuing Commitments
	4.2	Equity Interests and Ownership
	4.22	Insurance
	6.1	Indebtedness
	6.2	Liens
	6.3	Negative Pledges
	6.5	Restrictions on Subsidiary Distributions
	6.6	Investments
	6.10	Affiliate Transactions
	10.1	Notices

EXHIBITS:	A	Assignment Agreement
	B	Closing Date Certificate
	C	Compliance Certificate
	D	Conversion/Continuation Notice
	E	Counterpart Agreement
	F	Funding Notice
	G	Intercompany Indebtedness Subordination Agreement
	H	Issuance Notice
	I	Solvency Certificate
	J	Supplemental Collateral Questionnaire
	K-1	Form of US Tax Certificate for Non-US Lenders that are not Partnerships for US Federal Income Tax Purposes
	K-2	Form of US Tax Certificate for Non-US Lenders that are Partnerships for US Federal Income Tax Purposes
	K-3	Form of US Tax Certificate for Non-US Participants that are not Partnerships for US Federal Income Tax Purposes
	K-4	Form of US Tax Certificate for Non-US Participants that are Partnerships for US Federal Income Tax Purposes
	L	Pari Passu Intercreditor Agreement

v

equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the Interest Rate Determination Date for such Interest Period, or (ii) in the event the rate referred to in the preceding clause (i) does not appear on such page or if the Reuters Screen shall cease to be available, the rate per annum determined by the Administrative Agent in consultation with the Borrower to be the offered rate on such other page or other service that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (b) an amount equal to one minus the Applicable Reserve Requirement; provided that, notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than zero.

“Administrative Agent” means Goldman Sachs, in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents, and its successors in such capacity as provided in Section 9.

“Adverse Proceeding” means any action, suit, proceeding, hearing or investigation, in each case whether administrative, judicial or otherwise, by or before any Governmental Authority or any arbitrator, that is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against or affecting the Borrower or any Restricted Subsidiary or any property of the Borrower or any Restricted Subsidiary.

“Affected Lender” as defined in Section 2.17(b).

“Affected Loans” as defined in Section 2.17(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Person specified.

“Agent” means each of (a) the Administrative Agent, (b) the Collateral Agent, (c) the Arrangers and (d) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including any Auction Manager.

“Aggregate Amounts Due” as defined in Section 2.16.

“Aggregate Payments” as defined in Section 7.2(b).

“Agreement” means this Credit and Guaranty Agreement dated as of November 6, 2018.

“Amendment No. 1” means that certain Amendment No. 1 dated as of February 8, 2019, to this Agreement.

“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” under, and as defined in, the Amendment No. 1.

“Anti-Corruption Laws” as defined in Section 4.23.

2

“Applicable ECF Percentage” means, with respect to any Fiscal Year, (a) 50% if the Secured Net Leverage Ratio as of the last day of such Fiscal Year is greater than 1.25:1.00, (b) 25% if the Secured Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 1.25:1.00 but greater than 0.75:1.00 and (c) 0% if the Secured Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 0.75:1.00.

“Applicable Rate” means, on any day, (a) with respect to any Tranche B Term Loan, (i) at any time prior to the consummation of the Versum Merger, (x) 1.00% per annum, in the case of a Base Rate Loan, and (~~ii~~y) 2.00% per annum, in the case of a Eurodollar Rate Loan, and (ii) upon and at any time after the consummation of the Versum Merger, (x) 1.25% per annum, in the case of a Base Rate Loan, and (y) 2.25% per annum, in the case of a Eurodollar Rate Loan, and (b) with respect to any Revolving Loan, (i) from the Closing Date until the first Business Day following the date of the delivery of the financial statements pursuant to Section 5.1(a) for the Fiscal Year ending December 31, 2018, and of the related Compliance Certificate pursuant to Section 5.1(d), the Applicable Rate shall be determined by reference to Pricing Level 1 in the table below and (ii) thereafter, as set forth in the table below, as determined based on the Secured Net Leverage Ratio as of the end of the Fiscal Year or Fiscal Quarter for which financial statements have been most recently delivered pursuant to Section 5.1(a) or 5.1(b) and the related Compliance Certificate has been delivered pursuant to Section 5.1(d), in each case, at least one Business Day prior to such day, and (c) with respect to Loans of any other Class, the rate per annum specified in the Incremental Facility Agreement, the Extension/Modification Agreement or the Refinancing Facility Agreement, as the case may be, establishing Loans of such Class.

Pricing Level	Secured Net Leverage Ratio	Applicable Rate for Eurodollar Revolving Loans	Applicable Rate for Base Rate Revolving Loans
1	< 1.00:1.00	1.25%	0.25%
2	>1.00:1.00	1.50%	0.50%
	but < 1.50:1.00
3	> 1.50:1.00	1.75%	0.75%

Any increase or decrease in the Applicable Rate for Revolving Loans resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day following the date the financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b) and Section 5.1(d); provided that (a) if the Borrower has not delivered to the Administrative Agent any financial statements or Compliance Certificate required to have been delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(d), from and after the date such financial statements or Compliance Certificate were required to have been so delivered the Applicable Rate for Revolving Loans shall be determined by reference to Pricing Level 3 in the table above and shall continue to so apply to and including the first Business Day following the date such financial statements and related Compliance Certificate are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (b) as of the first Business Day after an Event of Default

3

funded as Loans, (i) in the case of the establishment of any Incremental Commitments or the incurrence of any Permitted Incremental Equivalent Indebtedness that is secured, the Secured Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed 2:75:1.00 or (ii) in the case of incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Unsecured Indebtedness, either (A) the Total Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed 4.50:1.00 or (B) solely in the case of the incurrence of any such Permitted Incremental Equivalent Indebtedness the proceeds of which are used to finance an Acquisition, the Total Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed the Total Net Leverage Ratio, determined as of such date but without giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof;

provided that (I) if, for purposes of determining capacity under clause (b) above, Pro Forma Effect is given to the entire committed amount of any Indebtedness with respect to which the Incremental Amount is being determined, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without any further testing under this definition (provided that such committed amount shall, solely for purposes of calculating availability under clause (b) above, at all times thereafter be deemed to be fully funded as Indebtedness for borrowed money), (II) in the case of any Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred concurrently in reliance on the Unrestricted Incremental Amount and in reliance on clause (b) above, the amount of such Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on the Unrestricted Incremental Amount shall be disregarded for purposes of calculating the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, under clause (b) above, (III) in the case of any Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (b) above, any Revolving Loans incurred concurrently therewith or any other Indebtedness incurred concurrently therewith pursuant to and in accordance with any clause of Section 6.1 that does not require observance of the Secured Net Leverage Ratio or the Total Net Leverage Ratio shall be disregarded for purposes of calculating the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, under clause (b) above, (IV) in the case of any Incremental Term Loan Commitment or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (b) above, to the extent the proceeds thereof are intended to be applied to finance a Limited Conditionality Transaction, at the election of the Borrower, Pro Forma Compliance with the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, may be tested in accordance with the provisions of Section 1.2(e), (V) any portion of any Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (a) above may be reclassified, as the Borrower may elect from time to time, as incurred under clause (b) above if the Borrower meets the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, at such time determined on a Pro Forma Basis ~~and~~, (VI) any Incremental Commitments and Permitted Incremental Equivalent Indebtedness may be established or incurred in reliance on clause (a) or (b) above regardless of whether there is capacity under any such other clause above, or may be established or incurred in reliance in part on clause (a) or (b) above and in part on any such other clause above, all as determined by the Borrower in its sole discretion, provided that absent an election by the Borrower, to the extent that the applicable requirements have been satisfied, such incurrence shall be deemed to have been made pursuant to clause (b) above~~.~~ and (VII) the Permitted Versum Existing Credit Agreement Indebtedness and the Permitted Versum Existing Notes shall be deemed to have been incurred in reliance on clause (b) above.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments of any Class, specifying the purposes for which the proceeds of the Loans made pursuant thereto will be used and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.23.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.23, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an Incremental Term Loan.

“Incremental Term Loan” means a term loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.23.

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.23, to make Incremental Term Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Class to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Incremental Term Loan Commitment of any Class, if any, is set forth in the Incremental Facility Agreement or Assignment Agreement pursuant to which such Lender shall have established or assumed its Incremental Term Loan Commitment of such Class.

“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans of any Class, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22)

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Secured Indebtedness, an intercreditor agreement~~,~~ that is in form and substance reasonably satisfactory to the Administrative Agent and the Borrower~~, that contains~~ and containing terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Pari Passu Secured Indebtedness or, in the case of the Permitted Versum Existing Credit Agreement Indebtedness, is substantially in the form of Exhibit L.

“Participant Register” as defined in Section 10.6(g)(i).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or is covered by Title IV of ERISA.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its wholly owned Restricted Subsidiaries; provided that:

(a) immediately prior and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)(i) in the case of any Acquisition of Equity Interests in a Person, each of such Person and its Subsidiaries will become a Restricted Subsidiary (or will be merged or consolidated with or into the Borrower or any Restricted Subsidiary, with the continuing or surviving Person being the Borrower (in the case of any such transaction involving the Borrower) or a Restricted Subsidiary) and (ii) in the case of any Acquisition of other assets, such assets will be owned by the Borrower or any Restricted Subsidiary;

(c) all actions required to be taken with respect to such Person or such assets, as the case may be, in order to satisfy the requirements set forth in clauses (a), (b) and (c) of in, the cash flow derived from the applicable trade receivables, the aggregate principal or stated amount of such Indebtedness or other Securities (or, if there shall be no such principal or stated amount, the uncollected amount of the trade receivable sold, transferred or conveyed pursuant to such Permitted Securitization, net of any such trade receivable that have been written off as uncollectible), and (ii) in the case of any Permitted Securitization involving a direct sale, transfer or conveyance by a Receivables Subsidiary to one or more investors or purchasers, the uncollected amount of the trade receivables transferred pursuant to such Permitted Securitization, net of any such trade receivables that have been written off as uncollectible.

“Permitted Senior Notes Indebtedness” means Indebtedness permitted under Section 6.1(l).

“Permitted Senior Notes Indebtedness Documents” means the Senior Notes and any other credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Senior Notes Indebtedness.

“Permitted Stock Repurchases” as defined in Section 6.4(g).

“Permitted Unsecured Indebtedness” means any Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of senior unsecured or subordinated unsecured notes, bonds, debentures or loans; provided that (a) such Indebtedness is not secured by any Liens on any assets of the Borrower or any Restricted Subsidiary and (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Guarantor Subsidiaries.

“Permitted Versum Existing Credit Agreement Indebtedness” means any Indebtedness of the Borrower and/or any Guarantor Subsidiary under the Versum Existing Credit Agreement; provided that (a) the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed the lesser of (A) the sum of (i) the aggregate principal amount of the “Term Loans” under, and as defined in, the Versum Existing Credit Agreement outstanding on the Amendment No. 1 Effective Date and (ii) the aggregate amount of the “Revolving Commitments” under, and as defined in, the Versum Existing Credit Agreement in effect on the Amendment No. 1 Effective Date or (B) the sum of (i) the aggregate principal amount of such “Term Loans” outstanding on the date of the consummation of the Versum Merger (after giving effect to any repayment thereof on such date) and (ii) the aggregate amount of such “Revolving Commitments” in effect on the date of the consummation of the Versum Merger (after giving effect to any termination thereof on such date) and (b) such Indebtedness qualifies as Permitted Pari Passu Secured Indebtedness.

“Permitted Versum Existing Notes” means any Indebtedness of the Borrower and/or any Guarantor Subsidiary under the Versum Existing Notes; provided that (a) the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed the lesser of (i) the aggregate principal amount of the Versum Existing Notes outstanding on the Amendment No. 1 Effective Date and (ii) the aggregate principal amount of the Versum Existing Notes outstanding on the date of the consummation of the Versum Merger (after giving effect to any redemption thereof on such date) and (b) such Indebtedness qualifies as Permitted Unsecured Indebtedness.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another similar website or other information platform.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the date hereof, among the Credit Parties and the Collateral Agent, together with all supplements thereto.

“Post-Closing Letter Agreement” means the Post-Closing Letter Agreement dated as of the date hereof, among the Borrower, the Administrative Agent and the Collateral Agent.

“Previously Absent Financial Maintenance Covenant” means, at any time, (a) any financial maintenance covenant that is not included in this Agreement at such time and (b) any financial maintenance covenant that is included in this Agreement at such time but has covenant levels or effectiveness triggers that are more restrictive on the Borrower and the Restricted Subsidiaries than the covenant levels or effectiveness triggers set forth in this Agreement at such time.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 70% of the nation’s 10 largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent and any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any Pro Forma Event, that such Pro Forma Event and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Pro Forma Event, (i) in the case of a Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary, a Disposition that otherwise results in a Restricted Subsidiary ceasing to be a Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of an Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Restricted Subsidiary or a designation of a Subsidiary as a Restricted Subsidiary, shall be included, (b) any repayment,

“Specified Permitted Indebtedness Documentation Requirements” means, with respect to any Indebtedness, the requirements that the terms of such Indebtedness (except with respect to Effective Yield and components thereof, fees, lien priority, prepayment or redemption terms (including “no call” terms and other restrictions thereunder) and premiums) are, when taken as a whole, either (a) not materially more favorable to the lenders or holders providing such Indebtedness than those applicable under this Agreement when taken as a whole (other than terms benefitting such lenders or holders (i) where this Agreement is amended to include such beneficial terms for the benefit of all Lenders or (ii) applicable only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness) or (b) otherwise on current market terms for such type of Indebtedness; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided further that such Indebtedness shall not include any Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders. Notwithstanding the foregoing, the terms and conditions of the Versum Existing Credit Agreement, the Versum Existing Notes and the Versum Existing Indentures, in each case, as in effect on the Amendment No. 1 Effective Date, shall be deemed to satisfy the Specified Permitted Indebtedness Documentation Requirements.

“Standard Letter of Credit Practice” means, for any Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, redesignation satisfies the requirements set forth in this paragraph; provided that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of any Indebtedness, Liens and Investments of such Subsidiary existing at such time and (c) such Subsidiary shall have been or will promptly be designated a “restricted subsidiary” (or otherwise be subject to the covenants) under any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness.

Notwithstanding anything in this Agreement or any other Credit Document to the contrary, nothing shall restrict or prohibit (a) the formation of an Escrow Subsidiary and (b) the holding by any Escrow Subsidiary of any Escrow Funds in any Escrow Account and the granting by any Escrow Subsidiary of, or the existence of, any Liens on any Escrow Account, the Escrow Funds or any documentation relating thereto, in each case, in favor of any Escrow Agent (or its designee).

“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any balance sheet or statement of operations, comprehensive income, equity or cash flows of the Borrower, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“US Tax Compliance Certificate” as defined in Section 2.19(g)(ii)(B)(3).

“Versum” means Versum Materials, Inc., a Delaware corporation.

“Versum Existing Credit Agreement” means that certain Credit Agreement dated as of September 30, 2016, among Versum, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, as amended by that certain First Amendment thereto, dated as of October 10, 2017, that certain Second Amendment thereto, dated as of February 8, 2019.

“Versum Existing Indenture” means that certain Indenture dated as of September 30, 2016, among Versum, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Versum Existing Notes” means the 5.500% Senior Notes due 2024 issued by Versum pursuant to the Versum Existing Indenture on September 30, 2016.

“Versum Merger” means the merger of Versum with and into the Borrower, with the Borrower surviving the merger, pursuant to the Versum Merger Agreement.

“Versum Merger Agreement” means that certain Agreement and Plan of Merger dated as of January 27, 2019, between the Borrower and Versum.

“wholly owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned Subsidiary of such Person or any combination thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Accounting Terms; Certain Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Requisite Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose) (in each case, other than as a result of the adoption of the Accounting Standards Update, Leases (Topic 842)), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, it being agreed that the Lenders and the Borrower shall negotiate in good faith such amendment, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Financial Accounting Standards Board Accounting Standards Codification 825- 10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. It is understood and agreed that when any term of an accounting or financial nature refers to a determination being made on a “consolidated basis”, when such reference is made with respect to the Borrower and the Restricted Subsidiaries (or any Restricted Subsidiary and its Restricted Subsidiaries), such determination shall exclude from such consolidation the accounts of the Unrestricted Subsidiaries.

(b) Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any test or covenant contained in this Agreement, the Secured Net undertaken under any “ratio-based” basket set forth in such Section if such item (or such portion thereof) would, using the figures as of the end of or for the most recently ended Test Period, be permitted under the applicable “ratio- based” basket; provided that, in the case of Sections 6.1 and 6.2, any such reclassification shall be subject to the limitations set forth in the proviso to the immediately preceding sentence.

(e) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including Section 6.7), any Secured Net Leverage Ratio test or any Total Net Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets or (ii) the absence of any Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation or making of any Limited Conditionality Transaction (or, in each case, any incurrence of any Indebtedness in connection therewith, including any Incremental Loans) (but, for the avoidance of doubt, not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (A) in the case of any Acquisition or other Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or Investment or (y) the consummation of such Acquisition or Investment, (B) in the case of any Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Disposition or (y) the consummation of such Disposition and (C) in the case of any Restricted Junior Payment constituting a Limited Conditionality Transaction, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Junior Payment or (y) the making of such Restricted Junior Payment, in each case, after giving effect to the relevant Acquisition, Investment, Disposition and/or Restricted Junior Payment on a Pro Forma Basis. If the Borrower has exercised its election to apply clause (A)(x), (B)(x) or (C)(x) above in connection with any Limited Conditionality Transaction, then, in connection with any subsequent calculation of financial ratios or tests (but~~, for the avoidance of doubt,~~ not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself nor for purposes of determining the “Applicable ECF Percentage”, “Applicable Rate” or “Commitment Fee Rate”) on or following the relevant date referred to in such applicable clause and prior to the earlier of (1) the date on which such Limited Conditionality Transaction is consummated and (2) the date that the definitive agreement for such Limited Conditionality Transaction is terminated or expires without consummation of such Limited Conditionality Transaction, any such financial ratios or tests shall be calculated on a Pro Forma Basis assuming such Limited Conditionality Transaction and the other transactions in connection therewith (including any incurrence of any Indebtedness in connection therewith, including any Incremental Loans) have been consummated. In connection with any calculation of financial ratios or tests (but not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself nor for purposes of determining the “Applicable ECF Percentage”, “Applicable Rate” or “Commitment Fee Rate”) on or following the Amendment No. 1 Effective Date and prior to the earlier of (1) the date on which the Versum Merger is consummated and (2) the date that the Versum Merger Agreement is terminated in accordance with its terms or expires without the consummation of the Versum Merger, any such ratios or tests shall be calculated on a Pro Forma Basis assuming that the Versum Merger and the other transactions in connection therewith (including any incurrence (including by way of assumption) of any Indebtedness in connection therewith, including any Incremental Loans, any Permitted Versum Existing Credit Agreement Indebtedness (solely for this purpose, assuming that the aggregate amount of the “Revolving Commitments” under, and as defined in, the Versum Existing Credit Agreement shall have been funded) and/or any Permitted Versum Existing Notes) have been consummated.

(f) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.7, any Secured Net Leverage Ratio test or any Total Net Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to Section 1.2(e)), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.

1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article or a Section of, or a Schedule or an Exhibit to, this Agreement, unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including Cash, Securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Credit Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or any self-regulating entity, any other Governmental Authority or entity that shall have succeeded to any or all functions thereof, and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Terms defined in the UCC as in effect in the State of New York on the Closing Date and not proceeds thereof, such ~~Refinancing Revolving Commitments or~~ Refinancing Revolving Commitments or Refinancing Term Loans shall be the sole Class of Commitments or Term Loans, as the case may be, outstanding under this Agreement. In the event any Refinancing Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Incremental Term Loans or Extended/Modified Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting the fungibility thereof for US federal income tax purposes), such Refinancing Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Incremental Term Loans or Extended/Modified Term Loans, and the scheduled Installments set forth in Section 2.11 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Refinancing Term Loans.

(c) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitments, the Administrative Agent and, in the case of Refinancing Revolving Commitments, as applicable, each Issuing Bank; provided that no Refinancing Commitments shall become effective unless (i) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 3.1 on the Closing Date) by the Administrative Agent in connection therewith, (ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated and the Borrower shall make any prepayment or deposit required to be made under Section 2.13(e) as a result thereof and shall pay all interest on the amounts prepaid and all fees accrued on the Revolving Commitments (it being understood, however, that any Letters of Credit may continue to be outstanding under the Refinancing Revolving Commitments, in each case on terms agreed by each applicable Issuing Bank and specified in the applicable Refinancing Facility Agreement) and (iii) in the case of any Refinancing Term Loan Commitments, (A) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings, any original issue discount or upfront fees applicable to such Refinancing Term Loans and any reasonable fees, premium and expenses relating to such refinancing) and (B) any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent Installments to be made pursuant to Section 2.11 with respect to Term Borrowings of such Class on a pro rata basis (in accordance with the principal amounts of such Installments) and, in the case of a prepayment of Eurodollar Rate Term Borrowings, shall be subject to Section 2.17(c). Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.25, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new Class of Commitments and Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be included in the applicable regulations of the Board of Governors or other applicable law. Each such policy of insurance maintained by or on behalf of the Credit Parties shall (beginning on the date that is 90 days after the Closing Date ~~(or~~or, in the case of any such policy of insurance maintained by any Credit Party that becomes a Subsidiary as a result of the Versum Merger, the date that is 45 days after the date of the consummation of the Versum Merger) (or, in each case, on such later date as the Administrative Agent may agree to in writing)) (a) in the case of liability insurance policies (other than workers’ compensation and other policies for which such endorsements are not customary), name the Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder and (b) in the case of business interruption and casualty insurance policies, contain a mortgagee and a lender’s loss payable endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, for the benefit of the Secured Parties, as a mortgagee and lender loss payee thereunder, contain “not coinsurer” and “non-vitiation” provisions reasonably satisfactory in form and substance to the Collateral Agent and provide that it shall not be cancelled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ (or such shorter number of days as may be agreed to by the Collateral Agent or as may be the maximum number of days permitted by applicable law) prior written notice thereof by the insurer to the Collateral Agent.

5.6. Books and Records; Inspections. The Borrower and each Restricted Subsidiary will keep proper books of record and accounts in which entries in conformity in all material respects with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Restricted Subsidiary will permit the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent) (or their authorized representatives) to visit and inspect any of its properties, to examine, copy and make extracts from its financial and accounting records and to discuss its business, operations, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent registered public accounting firm, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that unless an Event of Default has occurred and is continuing, such visits and inspections shall be limited to not more than one visit and inspection (coordinated through the Administrative Agent) in any Fiscal Year and such visit and inspection shall be at the expense of the Borrower (it being agreed that during the continuance of an Event of Default, such visits and inspections are not limited in number or otherwise by this proviso and all such visits and inspections shall be at the expense of the Borrower). The Administrative Agent and the Lenders conducting any such visit or inspection shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent registered public accounting firm. Notwithstanding anything to the contrary in this Section 5.6, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection, examination, copying or discussion of any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or their respective designees) (i) is prohibited by applicable law or any obligations of confidentiality binding upon the Borrower or any Restricted Subsidiary or (ii) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to the Borrower or a Restricted Subsidiary, provided

(e) (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets of the Borrower or any Restricted Subsidiary, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (B) assumed in connection with the acquisition of any fixed or capital assets of the Borrower or any Restricted Subsidiary, provided, in the case of this clause (i), that at the time of incurrence or assumption of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $180,000,000 and (y) 10% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(f) (i) Indebtedness of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed after the Closing Date by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an Acquisition permitted hereunder, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) immediately after giving effect to the Borrower or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving Pro Forma Effect thereto, either (x) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 4.50:1.00 or (y) the Total Net Leverage Ratio determined as of the last day of the then most recently ended Test Period shall be no greater than the Total Net Leverage Ratio determined as of such date but without giving Pro Forma Effect thereto, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(g) Indebtedness of the Borrower or any Restricted Subsidiary in the form of deferred purchase price of property, purchase price adjustments, earn-outs or other arrangements representing Acquisition Consideration incurred in connection with a Permitted Acquisition permitted hereunder;

(h) (i) Indebtedness of ~~Restricted Subsidiaries that are not Credit Parties,~~ provided ~~that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $100,000,000 and (y) 5.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness~~

~~permitted under clause (i) above or under this clause (ii);(i) (i) Indebtedness of the Borrower and the~~ Restricted Subsidiaries that are not ~~CFCs or CFC Holding Companies~~Credit Parties, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $100,000,000 and (y) 5.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(i) (i) Indebtedness of the Borrower and the Restricted Subsidiaries that are not CFCs or CFC Holding Companies, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $100,000,000 and (y) 5.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(j) (i) Permitted Pari Passu Secured Indebtedness (including Permitted Versum Existing Credit Agreement Indebtedness), Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness~~,~~ (including Permitted Versum Existing Notes); provided that (A) the aggregate amount of Indebtedness incurred under this clause (i) on any date shall not exceed the Incremental Amount as of such date, (B) the stated final maturity of any such Indebtedness shall not be earlier than the latest Maturity Date in effect as of the date of the incurrence thereof, (C) the weighted average life to maturity of any such Indebtedness shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding as of the date of the incurrence thereof (and, for purposes of determining the weighted average life to maturity of such Class of Term Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (D) any such Permitted Pari Passu Secured Indebtedness in the form of loans (other than loans under any bridge or other interim credit facility referred to below) incurred on or prior to the date that is 12 months after the Closing Date shall be subject to the requirements set forth in clause (v) of Section 2.23(b), mutatis mutandis, and (E) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements; provided, however, that clauses (A), (B) and (C) above shall not apply to the Permitted Versum Existing Credit Agreement Indebtedness and the Permited Versum Existing Notes; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

Indebtedness permitted by Section 6.1(e) or 6.1(s) or governing Liens permitted by Section 6.2(k) or 6.2(n) or by clause (c), (d), (j), (q) or (r) of the definition of “Permitted Encumbrances”, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens, (e) restrictions and conditions imposed by agreements relating to Indebtedness permitted by Section 6.1(f), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (f) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (g) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (h) restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (i) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (j) customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (k) restrictions and conditions contained in any Permitted Senior Notes Indebtedness Document as in effect on the Closing Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, ~~and (l~~ (l) restrictions and conditions contained in the Versum Existing Credit Agreement and any Permitted Incremental Equivalent Indebtedness Documents relating thereto, in each case, as in effect on the Amendment No. 1 Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (m) restrictions and conditions contained in the Versum Existing Notes and the Versum Existing Indenture, in each case, as in effect on the Amendment No. 1 Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, and (n) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted by Sections 6.1(i), 6.1(j), 6.1(k), 6.1(l) or 6.1(u) to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

6.4. Restricted Junior Payments. Neither the Borrower nor any Restricted Subsidiary will declare or pay or make, directly or indirectly, any Restricted Junior Payment, or incur any obligation (contingent or otherwise) to do so, except that:

and Section 6.8 (other than in reliance on Section 6.8(b)(i)(D)) (it being understood that this clause (g) may be relied on to consummate any transaction that is technically subject to this Section 6.4 but is intended to be restricted primarily by any such other Section, but may not be relied on to consummate any transaction that is intended to be restricted primarily by this Section 6.4);

(i) the Borrower and the Restricted Subsidiaries may make regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness (including any “AHYDO catch-up payment” with respect to, and required by the terms of, any indebtedness of the Borrower or any Restricted Subsidiary), other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(j) the Borrower and the Restricted Subsidiaries may refinance Junior Indebtedness with the proceeds of other Indebtedness to the extent permitted under Section 6.1;

(k) the Borrower and the Restricted Subsidiaries may make payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);

(l) so long as no Default or Event of Default shall have occurred and be continuing, (i) the Borrower may declare and pay dividends or other distributions with respect to its common stock, provided that the aggregate amount of such dividends or distributions made in reliance on this clause (l)(i) during any Fiscal Year shall not exceed ~~$40,000,000,~~(A) for any Fiscal Year ended prior to the consummation of the Versum Merger, $40,000,000 and (B) for any Fiscal Year ended on or after the consummation of the Versum Merger, $80,000,000, and (ii) the Borrower may repurchase common stock in the Borrower, provided that the aggregate amount of Restricted Junior Payments made in reliance on this clause (l)(ii) during any Fiscal Year shall not exceed $40,000,000;

(m) the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the amount of any such Restricted Junior Payment shall not exceed the Available Basket Amount at the time such Restricted Junior Payment is made; and

(n) the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 2.00:1.00.

6.5. Restrictions on Subsidiary Distributions. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary, (b) to repay or prepay any scope of any such restriction or condition shall not have been expanded as a result thereof, ~~and~~ (xii) restrictions and conditions contained in the Versum Existing Credit Agreement and any Permitted Incremental Equivalent Indebtedness Documents relating thereto, in each case, as in effect on the Amendment No. 1 Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (xiii) restrictions and conditions contained in the Versum Existing Notes and the Versum Existing Indenture, in each case, as in effect on the Amendment No. 1 Effective Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof and (xiv) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Section 6.1(i), 6.1(j), 6.1(k), 6.1(l) or 6.1(u) to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

6.6. Investments. Neither the Borrower nor any Restricted Subsidiary will purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior thereto), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a) Investments in Cash and Cash Equivalents and in assets that were Cash Equivalents when such Investment was made;

(b) Investments existing (or that are made pursuant to legally binding written commitments existing) on the Closing Date and, in each case, set forth on Schedule 6.6, and any modification, replacement, renewal, reinvestment or extension of any such Investment so long as the amount of any Investment permitted pursuant to this clause (b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date (as set forth on Schedule 6.6) or as otherwise permitted by (and made in reliance on) another clause this Section 6.6;

(c) Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; provided that, in the case of any such Investment in Restricted Subsidiaries, such investees are Restricted Subsidiaries prior to such Investments (or such Equity Interests in a Restricted Subsidiary are held as the result of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary);

(d) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other monetary obligations of the Borrower or any other Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that a Restricted Subsidiary shall not Guarantee any Permitted Senior Notes Indebtedness, any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness or any Subordinated Indebtedness unless (i) such Restricted Subsidiary has Guaranteed the Obligations

6.12. Hedge Agreements. Neither the Borrower nor any Restricted Subsidiary will enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Restricted Subsidiary) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

6.13. Amendments or Waivers of Organizational Documents and Certain Agreements. Neither the Borrower nor any Restricted Subsidiary will agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (a) any agreement or instrument governing or evidencing any Junior Indebtedness that is Material Indebtedness or (b) its Organizational Documents, in each case, to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders, it being understood that (i) any Junior Indebtedness may be modified to permit any extension or refinancing thereof to the extent otherwise permitted by this Agreement~~.~~ and (ii) the amendment and restatement of the certificate of incorporation of the Borrower as contemplated by the Versum Merger Agreement as in effect on the Amendment No. 1 Effective Date is not adverse in any material respect to the Lenders.

6.14. Fiscal Year. Neither the Borrower nor any Restricted Subsidiary will change its Fiscal Year to end on a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to end on any other date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments or other modifications to this Agreement and the other Credit Documents that are necessary, in the reasonable judgment of the Administrative Agent and the Borrower, to reflect such change in Fiscal Year.

SECTION 7. GUARANTEE

7.1. Guarantee of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Obligations when and as the same shall become due. In furtherance of the foregoing, the Guarantors hereby jointly and severally agree that upon the failure of the Borrower or any other Person to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of, or stay imposed under, any other Debtor Relief Law), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of all Obligations then due as aforesaid.

7.2. Indemnity by the Borrower; Contribution by the Guarantors. (a) In addition to all such rights of indemnity and subrogation as any Guarantor Subsidiary may have under applicable law (but subject to Section 7.5), the Borrower agrees that (i) in the event a

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrower (i) to pay, when due, any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) to pay, when due, any amount payable to the applicable Issuing Bank in reimbursement of any drawing under any Letter of Credit or to deposit, when due, any Cash Collateral required pursuant to Section 2.13(e) or 2.21 or (iii) to pay, within five Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder;

(b) Default in Other Agreements. (i) Failure by the Borrower or any Restricted Subsidiary, after the expiration of any applicable grace period, to make any payment that shall have become due and payable (whether of principal, interest or otherwise) in respect of any Material Indebtedness, or (ii) any condition or event shall occur that results in any Material Indebtedness becoming due, or being required to be prepaid, repurchased, redeemed or defeased, prior to its stated final maturity or, in the case of any Hedge Agreement, being terminated, or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedge Agreement, the applicable counterparty, or in the case of any Permitted Securitization, the applicable purchasers or lenders thereunder, with or without the giving of notice but only after the expiration of any applicable grace period, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity or, in the case of any Hedge Agreement, to cause the termination thereof; provided that, notwithstanding the foregoing, this clause (b) shall not apply to (A) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted under Section 6.1, (C) any Indebtedness becoming due as a result of a voluntary (or, ~~to the extent permitted by Section 2.14(c) or, in the case of Permitted Pari Passu Secured Indebtedness~~, ~~Sections 2.13(a), 2.13(b) or 2.13(d)~~ in the case of customary “asset sale sweeps”, “casualty/condemnation sweeps” or “excess cash flow sweeps”, mandatory) prepayment, repurchase, redemption or defeasance thereof permitted hereunder or (D) any Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased, prior to its stated maturity, in each case, as a result of a Special Mandatory Redemption/Prepayment;

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, 5.1(f)(i), 5.2 (with respect to the existence of the Borrower only) or 6; provided that, notwithstanding the foregoing, any breach of the Financial Covenant will not constitute an Event of Default under this Section 8.1(c) with respect to any Term Loans or any Term Lenders until and unless the Revolving Loans shall have been declared to be due and payable, and the Revolving Commitments shall have been terminated, in each case, as set forth below in this Section 8;

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Credit Party in any Credit

Subsidiaries under any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness may be secured by Liens on assets of the Borrower and the Guarantor Subsidiaries that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness will be set forth in the applicable Permitted Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness (including any Permitted Versum Existing Credit Agreement Indebtedness), any Permitted Intercreditor Agreement (it being understood that the Administrative Agent and the Collateral Agent are hereby authorized and directed to determine the terms and conditions of any such Permitted Intercreditor Agreement as contemplated by the definition of the terms “Junior Lien Intercreditor Agreement” and “Pari Passu Intercreditor Agreement”) and any documents relating thereto.

(b) Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Permitted Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Permitted Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent or any Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement, (iv) authorizes and directs the Administrative Agent and the Collateral Agent to carry out the provisions and intent of each such document and (v) authorizes and directs the Administrative Agent and the Collateral Agent to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of any Permitted Intercreditor Agreement.

(c) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Permitted Intercreditor Agreement that the Borrower may from time to time request and that are reasonably acceptable to the Administrative Agent (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Obligations, any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness, (ii) to confirm for any party that such Permitted Intercreditor Agreement is effective and binding upon the Administrative Agent and the Collateral Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.

(d) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.

(e) Each of the Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Sections 9, 10.2 and 10.3 with respect to all actions taken by it pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.

(f) The provisions of this Section 10.24 are intended as an inducement to the secured parties under any Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness to extend credit to the Borrower thereunder and such secured parties are intended third party beneficiaries of such provisions.

10.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.~~

~~ENTEGRIS, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~GUARANTOR SUBSIDIARIES:~~

~~ENTEGRIS PACIFIC LTD.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS PROFESSIONAL SOLUTIONS, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS SPECIALTY MATERIALS, LLC,~~

~~By:~~
~~Name:~~
~~Title:~~

~~POCO GRAPHITE, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS INTERNATIONAL HOLDINGS, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS INTERNATIONAL HOLDINGS IV LLC,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS INTERNATIONAL HOLDINGS V LLC,~~

~~By:~~
~~Name:~~
~~Title:~~

~~ENTEGRIS TAIWAN HOLDINGS, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~PURE GAS COLORADO, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~SAES PURE GAS, INC.,~~

~~By:~~
~~Name:~~
~~Title:~~

~~GOLDMAN SACHS BANK USA, as~~
~~Administrative Agent, Collateral Agent and Lender,~~

~~By:~~
~~Authorized Signatory~~

~~BARCLAYS BANK PLC, as a Lender,~~

~~By:~~
~~Name:~~
~~Title:~~

~~CITIBANK, N.A., as a Lender,~~

~~By:~~
~~Name:~~
~~Title:~~

~~MORGAN STANLEY BANK, N.A., as a Lender,~~

~~By:~~
~~Name:~~
~~Title:~~

~~PNC BANK, NATIONAL ASSOCIATION, as a Lender,~~

~~By:~~
~~Name:~~
~~Title:~~

~~SUNTRUST BANK, as a Lender,~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT L

See attached.

EXHIBIT L

[FORM OF] PARI PASSU INTERCREDITOR AGREEMENT

dated as of [    ],

among

GOLDMAN SACHS BANK USA,

as initial Entegris Credit Agreement Representative,

CITIBANK, N.A.,

as initial Versum Credit Agreement Representative,

and

EACH REPLACEMENT REPRESENTATIVE FROM TIME TO TIME PARTY HERETO,

as acknowledged and consented to by

ENTEGRIS, INC.

and

THE OTHER GRANTORS REFERRED TO HEREIN

ii

EXHIBITS

Exhibit A	-	Form of Designation
Exhibit B	-	Form of Joinder Agreement
Exhibit C	-	Form of Acknowledgment Supplement

iii

This PARI PASSU INTERCREDITOR AGREEMENT dated as of [    ] (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among GOLDMAN SACHS BANK USA (“Goldman Sachs”, and in its capacity as Collateral Agent under and as defined in the Entegris Credit Agreement identified below and together with its successors in such capacity, the “Entegris Credit Agreement Representative”), CITIBANK, N.A. (“Citibank”, and in its capacity as Collateral Agent under and as defined in the Versum Credit Agreement identified below and together with its successors in such capacity, the “Versum Credit Agreement Representative”) and each REPLACEMENT REPRESENTATIVE from time to time party hereto for the Pari Secured Parties of the Series with respect to which it is acting in such capacity, and is acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

Reference is made to (i) the Credit and Guaranty Agreement, dated as of November 6, 2018, among Entegris, certain subsidiaries of Entegris party thereto, the lenders party thereto and Goldman Sachs, as administrative and collateral agent (including the schedules and exhibits thereto and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Entegris Credit Agreement”) and (ii) the Credit Agreement, dated as of September 30, 2016, among Versum Materials, Inc., a Delaware corporation (“Versum”), the lenders party thereto and Citibank, as administrative agent, collateral agent, swingline lender and an L/C issuer (including the schedules and exhibits thereto and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Versum Credit Agreement”).

In consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Entegris Credit Agreement Representative (for itself and on behalf of the Entegris Credit Agreement Secured Parties), the Versum Credit Agreement Representative (for itself and on behalf of the Versum Credit Agreement Secured Parties) and each Replacement Representative (in each case, for itself and on behalf of the Pari Secured Parties of the applicable Series) agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

The following terms, which are defined in the UCC as in effect from time to time in the State of New York, are used herein as so defined (and if defined in more than one article of the UCC as in effect from time to time in the State of New York, shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Instrument, Letter-of-Credit Right, Promissory Note, Securities Account, Security Entitlement and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Representative” means, with respect to any Shared Collateral, (i) until the Non-Controlling Representative Enforcement Date with respect to such Shared Collateral, the Controlling Representative and (ii) from and after the Non-Controlling Representative Enforcement Date with respect to such Shared Collateral, the Non-Controlling Representative.

“Applicable Secured Parties” means, at any time with respect to any Shared Collateral, the Series of Pari Secured Parties whose Representative is the Applicable Representative with respect to such Shared Collateral.

“Authorized Officer” means with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief financial officer, treasurer, corporate controller, director of treasury operations, president, vice president (or the equivalent thereof) or general counsel of such Person.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Collateral” means any assets and properties subject to, or purported to be subject to, Liens created pursuant to any Pari Collateral Documents to secure any of the Pari Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Pari Secured Party.

“Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the UCC) of any Representative (or its agents or bailees, other than the other Representative), to the extent that control thereof perfects a Lien thereon under the UCC. Control Collateral includes, without limitation, any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts, Commodity Contracts, Letter-of-Credit Rights or Electronic Chattel Paper over which any Representative (or its agents or bailees, other than the other Representative) has “control” under the UCC.

“Controlling Representative” means, at any time, the Representative of the Series of Pari Obligations that constitutes the larger outstanding principal amount of any then outstanding Series of Pari Obligations. For purposes of this definition, “principal amount” shall be deemed to include the maximum amount that may be drawn under any outstanding Letters of Credit at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any other agreement or instrument relating thereto, provides for one or more automatic increases in the maximum amount that may be drawn thereunder, the principal amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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“Declined Lien” has the meaning assigned to such term in Section 2.11.

“Designation” means a designation of a Replacement Entegris Credit Agreement or a Replacement Versum Credit Agreement in substantially the form of Exhibit A attached hereto.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Pari Obligations, the date on which such Series of Pari Obligations is no longer secured by, or required to be secured by, any Shared Collateral.

“Entegris Credit Agreement” has the meaning assigned to such term in the introductory paragraphs of this Agreement and shall also include any Replacement Entegris Credit Agreement.

“Entegris Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Entegris Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Entegris Credit Agreement Obligations or to perfect such Lien.

“Entegris Credit Agreement Documents” means the Entegris Credit Agreement, each Entegris Credit Agreement Collateral Document and the other Credit Documents (as defined in the Entegris Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Entegris Credit Agreement Obligation.

“Entegris Credit Agreement Obligations” means all “Obligations” as defined in the Entegris Credit Agreement. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Entegris Credit Agreement Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Entegris Credit Agreement Secured Parties and the Versum Credit Agreement Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Entegris Credit Agreement Obligations”.

“Entegris Credit Agreement Representative” has the meaning assigned to such term in the preamble hereto and shall include any Replacement Representative in respect of the Replacement Entegris Credit Agreement.

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“Entegris Credit Agreement Secured Parties” means, collectively, the holders of any Entegris Credit Agreement Obligations, including the “Secured Parties” as defined in the Entegris Credit Agreement, and the Entegris Credit Agreement Representative.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests.

“Event of Default” means an “Event of Default” (or similar term) as defined the Entegris Credit Agreement or the Versum Credit Agreement, as applicable.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Grantors” means Entegris and each of its Subsidiaries that has granted a security interest pursuant to any Pari Collateral Document to secure any Series of Pari Obligations.

“Impairment” has the meaning assigned to such term in Section 2.01(b)(ii).

“Indebtedness” means any obligation that constitutes “Indebtedness” under the Entegris Credit Agreement or the Versum Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

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“Intervening Creditor” has the meaning assigned to such term in Section 2.01(b)(i).

“Joinder Agreement” means a document substantially in the form of Exhibit B attached hereto required to be delivered by a Replacement Representative to the other Representative pursuant to Section 5.14 in order to become a Replacement Representative hereunder.

“Letter of Credit” has the meaning assigned to such term in the Entegris Credit Agreement or the Versum Credit Agreement, as applicable, as in effect on the date hereof.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment or transfer for security purposes, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property or asset of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

“Non-Applicable Representative” means, at any time with respect to any Shared Collateral, the Representative that is not the Applicable Representative with respect to such Shared Collateral at such time.

“Non-Applicable Secured Parties” means, at any time with respect to any Shared Collateral, the Pari Secured Parties that are not Applicable Secured Parties with respect to such Shared Collateral at such time.

“Non-Controlling Representative” means, at any time, the Representative that is not the Controlling Representative at such time.

“Non-Controlling Representative Enforcement Date” means, with respect to the Non-Controlling Representative, the date that is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Pari Documents under which the Non-Controlling Representative is the Representative) and (ii) the Controlling Representative’s receipt of written notice from the Non-Controlling Representative certifying that (x) an Event of Default (under and as defined in the Pari Documents under which the Non-Controlling Representative is the Representative) has occurred and is continuing and (y) the Pari Obligations of the Series with respect to which the Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Pari Document; provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Pari Collateral Documents” means, collectively, (i) the Entegris Credit Agreement Collateral Documents and (ii) the Versum Credit Agreement Collateral Documents.

“Pari Documents” means, collectively, (i) the Entegris Credit Agreement Documents and (ii) the Versum Credit Agreement Documents.

“Pari Obligations” means, collectively, (i) the Entegris Credit Agreement Obligations and (ii) the Versum Credit Agreement Obligations.

“Pari Secured Parties” means, collectively, (i) the Entegris Credit Agreement Secured Parties and (ii) the Versum Credit Agreement Secured Parties.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Possessory Collateral” means any Shared Collateral in the possession of any Representative (or its agents or bailees, other than the other Representative), to the extent that possession thereof perfects a Lien thereon under the UCC. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Tangible Chattel Paper, in each case, delivered to or in the possession of any Representative (or its agents or bailees, other than the other Representative) under the terms of the Pari Collateral Documents.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to any Entegris Credit Agreement Document or any Versum Credit Agreement Document, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, replace or repay, or to issue other Indebtedness, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement Entegris Credit Agreement” means any loan or credit agreement that (i) Refinances in full the Entegris Credit Agreement in accordance with Section 2.08 so long as, after giving effect to such Refinancing, the agreement that was the Entegris Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) becomes the Entegris Credit Agreement hereunder by Designation as such pursuant to Section 5.14.

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“Replacement Representative” means (i) in respect of any Replacement Entegris Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Entegris Credit Agreement (and in the event there shall be more than one collateral agent or such person, all of them collectively acting as a single representative) and (ii) in respect of any Replacement Versum Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Versum Credit Agreement (and in the event there shall be more than one collateral agent or such person, all of them collectively acting as a single representative).

“Replacement Versum Credit Agreement” means any loan or credit agreement that (i) Refinances in full the Versum Credit Agreement in accordance with Section 2.08 so long as, after giving effect to such Refinancing, the agreement that was the Versum Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) becomes the Versum Credit Agreement hereunder by Designation as such pursuant to Section 5.14.

“Representative” means, at any time, (i) in the case of all or any portion of the Entegris Credit Agreement Obligations or all or any subset of the Entegris Credit Agreement Secured Parties, the Entegris Credit Agreement Representative and (ii) in the case of all or any portion of the Versum Credit Agreement Obligations or all or any subset of the Versum Credit Agreement Secured Parties, the Versum Credit Agreement Representative.

“Series” means (a) with respect to the Pari Secured Parties, each of (i) the Entegris Credit Agreement Secured Parties (in their capacities as such) and (ii) the Versum Credit Agreement Secured Parties (in their capacities as such) and (b) with respect to any Pari Obligations, each of (i) the Entegris Credit Agreement Obligations and (ii) the Versum Credit Agreement Obligations.

“Shared Collateral” means, at any time, Collateral in which the holders of both Series of Pari Obligations (or their respective Representatives on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the Pari Documents in respect of such Series, a valid security interest or Lien at such time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with United States generally accepted accounting principles as in effect at such time as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

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“Versum Credit Agreement” has the meaning assigned to such term in the introductory paragraphs of this Agreement and shall also include any Replacement Versum Credit Agreement.

“Versum Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Versum Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Versum Credit Agreement Obligations or to perfect such Lien.

“Versum Credit Agreement Documents” means the Versum Credit Agreement, each Versum Credit Agreement Collateral Document and the other Loan Documents (as defined in the Versum Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Versum Credit Agreement Obligation.

“Versum Credit Agreement Obligations” means all “Secured Obligations” as defined in the Versum Credit Agreement. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Versum Credit Agreement Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Versum Credit Agreement Secured Parties and the Entegris Credit Agreement Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Versum Credit Agreement Obligations”.

“Versum Credit Agreement Representative” has the meaning assigned to such term in the preamble hereto and shall include any Replacement Representative in respect of the Replacement Versum Credit Agreement.

“Versum Credit Agreement Secured Parties” means, collectively, the holders of any Versum Credit Agreement Obligations, including the “Secured Parties” as defined in the Versum Credit Agreement, and the Versum Credit Agreement Representative.

SECTION 1.02 Rules of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including any Pari Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and

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“hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, and (e) any reference to any statute, law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Pari Documents to the contrary notwithstanding (but subject to Sections 2.01(b) and 2.11(b)), if an Event of Default has occurred and is continuing and (i) the Applicable Representative or any Pari Secured Party is taking action to enforce rights in respect of any Shared Collateral, (ii) any distribution (including any adequate protection payment) is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or (iii) any Pari Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, THEN (A) the proceeds of any sale, other disposition, collection or other liquidation of any Shared Collateral received by any Pari Secured Party on account of such enforcement of rights, (B) the proceeds of any such distribution and (C) any payment received by the Applicable Representative or any Pari Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral (subject, in the case of any such proceeds, distribution or payment, to the sentence immediately following clause (iii) below) (all such proceeds, distributions and payments described in the foregoing clauses (A) through (C) being collectively referred to as “Proceeds”) shall, in each case, be applied by the Applicable Representative in the following order:

(i) FIRST, to the payment of all amounts owing to each Representative (in its capacity as such) secured by such Shared Collateral, including all reasonable costs and expenses incurred by each such Representative (in its capacity as such) in connection with such sale, other disposition, collection or liquidation or otherwise in connection with this Agreement, any other Pari Document or any of the Pari Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Pari Document and all fees and indemnities owing to such Representatives, ratably to each such Representative in accordance with the amounts payable to it pursuant to this clause FIRST;

(ii) SECOND, subject to Sections 2.01(b) and 2.11(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other Pari Obligations of each Series secured by such Shared Collateral and, if the amount of such Proceeds are insufficient to pay in full the Pari Obligations of each Series so secured, then such Proceeds shall be allocated among the Representatives of each Series secured by such Shared Collateral pro rata according to the amounts of such Pari Obligations owing to each Representative and the other Pari Secured Parties of such Series for distribution by such Representative in accordance with the applicable Pari Documents; and

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(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

If, despite the provisions of this Section 2.01(a), any Pari Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Secured Parties and shall promptly transfer such payment or recovery to the Applicable Representative for distribution in accordance with this Section 2.01(a).

(b) (i) Notwithstanding the foregoing, with respect to any Shared Collateral in which a third party (other than a Pari Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the other Series of Pari Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Obligations with respect to which such Impairment exists.

(ii) In furtherance of the foregoing and without limiting the provisions of Section 2.03, it is the intention of the Pari Secured Parties of each Series that the holders of Pari Obligations of such Series (and not the Pari Secured Parties of the other Series) (A) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Pari Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than the other Series of Pari Obligations), (y) any of the Pari Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing the other Series of Pari Obligations and/or (z) any intervening security interest exists securing any other obligations (other than the other Series of Pari Obligations) on a basis ranking prior to the security interest of such Series of Pari Obligations but junior to the security interest of the other Series of Pari Obligations and (B) not take into account for purposes of this Agreement the existence of any Collateral for any other Series of Pari Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (A) or (B) with respect to any Series of Pari Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all Pari Obligations shall not be deemed to be an Impairment of any Series of Pari Obligations. In the event of any Impairment with respect to any Series of Pari Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Obligations, and the rights of the holders of such Series of Pari Obligations

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(including, without limitation, the right to receive distributions in respect of such Series of Pari Obligations pursuant to Section 2.01(a)) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Obligations subject to such Impairment. Additionally, in the event the Pari Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Obligations or the Pari Documents governing such Pari Obligations shall refer to such obligations or such documents as so modified.

(c) It is acknowledged that the Pari Obligations of any Series may, subject to the limitations set forth in the then-existing Pari Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of any Series. It is further acknowledged that a portion of the Pari Obligations of each Series represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Secured Parties of such Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Pari Documents or any defect or deficiencies in the Liens securing the Pari Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 2.01(b) and 2.11(b)), each Pari Secured Party hereby agrees that the Liens securing each Series of Pari Obligations on any Shared Collateral shall in all cases be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Notwithstanding Section 2.01, (i) only the Applicable Representative (or any Person authorized by it) shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from the Non-Applicable Representative or any other Pari Secured Party (other than the Applicable Representative) and (iii) no Pari Secured Party (other than the Applicable Representative) shall or shall instruct any Representative to, and no Representative that is not the Applicable Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to

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Shared Collateral), whether under any Pari Collateral Document (other than the Pari Collateral Documents applicable to the Applicable Representative), applicable law or otherwise, it being agreed that only the Applicable Representative (or any Person authorized by it), acting in accordance with the Pari Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) Without limiting the provisions of Section 4.02, the Non-Applicable Representative hereby appoints the Applicable Representative as its agent and authorizes the Applicable Representative to exercise any and all remedies under each Pari Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.

(c) Notwithstanding the equal priority of the Liens securing each Series of Pari Obligations granted on the Shared Collateral, the Applicable Representative may deal with the Shared Collateral as if such Applicable Representative had a senior and exclusive Lien on such Shared Collateral (subject, however, to Section 2.01). Neither the Non-Applicable Representative nor any Non-Applicable Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Representative or the Applicable Secured Parties or any other exercise by the Applicable Representative or the Applicable Secured Parties of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Pari Secured Party or any Representative with respect to any Collateral not constituting Shared Collateral.

SECTION 2.03 No Interference; Payment Over; Exculpatory Provisions.

(a) Each Pari Secured Party agrees that (i) it will not (and hereby waives any right to) contest or support any other Person in contesting in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Pari Obligations of any Series or any Pari Collateral Document or the validity, attachment, perfection or priority of any Lien under any Pari Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (A) the rights of any Pari Secured Party from contesting the validity or enforceability of any Pari Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Applicable Representative, (iii) except as provided in Section 2.02 and subject to the rights of the Applicable Secured Parties under their Pari Documents, it shall have no right to and shall not otherwise (A) direct the Applicable Representative or any other Pari Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Representative or any other Pari Secured Party represented thereby of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Representative or any Pari Secured Party represented thereby seeking

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damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Representative or any other Pari Secured Party to enforce this Agreement, including, without limitation, Section 2.01(b).

(b) Each Pari Secured Party hereby agrees that if, at any time prior to the Discharge of each of the Pari Obligations, it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral pursuant to any Pari Collateral Document, by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Secured Parties having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Representative, to be distributed by such Applicable Representative in accordance with the provisions of

Section 2.01(a).

(c) None of the Applicable Representative or any other Pari Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Representative or any other Pari Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

SECTION 2.04 Automatic Release of Liens.

(a) If, at any time, any Shared Collateral (including any Equity Interests in any Person) is sold or otherwise disposed of to a third party, in each case, in connection with any enforcement of rights by the Applicable Representative in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Representative for the benefit of the other Series of Pari Secured Parties (or in favor of such other Pari Secured Parties if directly secured by such Liens) upon such Shared Collateral (including, in the case of a sale or other disposition of Equity Interests in any Person, any property and assets of such Person constituting Shared Collateral) will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Representative on such Shared Collateral are released and discharged; provided that (i) the liens in favor of each Representative for the benefit of its Series of Pari Secured Parties secured by such Shared Collateral shall attach to any Proceeds of such sale or other disposition (including, in the case of a sale or other disposition of Equity Interests in any Person, Proceeds attributable to any property and assets of such Person constituting Shared Collateral) with the same priority as is provided in Section 2.02(c), and any such Liens shall remain thereon subject to the terms of this Agreement until the application thereof pursuant to Section 2.01 and (ii) any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. If, in connection with any enforcement of rights by the Applicable Representative in accordance with the provisions of this Agreement, the Applicable Representative releases any Subsidiary of Entegris from its guarantee of the Pari Obligations of the Series represented by the Applicable Representative prior to a Discharge of such Series of Pari Obligations, then such Subsidiary will automatically be released from its guarantee of the other Series of the Pari Obligations as and when, but only to the extent, its guarantee of the Pari Obligations of the Series represented by the Applicable Representative is released.

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(b) Without limiting the rights of the Applicable Representative under Section 4.02, each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Representative to evidence and confirm any release of Shared Collateral or guarantees provided for in this Section 2.04.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law.

(b) If any Grantor shall become subject to a case under Bankruptcy Law (a “Bankruptcy Case”) and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Non-Applicable Secured Party agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of any Applicable Secured Parties, each Non-Applicable Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of such Applicable Secured Parties (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Obligations of the Applicable Secured Parties, each Non-Applicable Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Bankruptcy Case, with the same priority vis-à-vis all the other Pari Secured Parties (other than any Liens of the Pari Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Pari Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement (other than any Liens of any Pari Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied

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to repay any of the Pari Obligations, such amount is applied pursuant to Section 2.01(a) and (D) if any Pari Secured Parties are granted adequate protection with respect to the Pari Obligations, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a); provided that the Pari Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Secured Parties of such Series or its Representative that shall not constitute Shared Collateral (unless such Collateral fails to constitute Shared Collateral because the Lien in respect thereof constitutes a Declined Lien with respect to such Pari Secured Parties or their Representative); provided, further, that the Pari Secured Parties receiving adequate protection shall not oppose or object to any other Pari Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Secured Parties in connection with a DIP Financing or use of cash collateral.

(c) If any Pari Secured Party is granted adequate protection (i) in the form of Liens on any additional collateral, then each other Pari Secured Party shall be entitled to seek, and each Pari Secured Party will consent and not oppose or object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the Pari Secured Parties as set forth in this Agreement, (ii) in the form of a superpriority or other administrative claim, then each other Pari Secured Party shall be entitled to seek, and each Pari Secured Party will consent and not oppose or object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Pari Obligations pursuant to Section 2.01.

SECTION 2.06 Reinstatement. In the event that any of the Pari Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Pari Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As among the Pari Secured Parties, the Applicable Representative shall have the right, but no obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Representative receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable Pari Documents, such proceeds shall be turned over to the Applicable Representative for application as provided in Section 2.01.

SECTION 2.08 Refinancings. The Pari Obligations of any Series may, subject to Section 5.14, be Refinanced with Refinancing Indebtedness under a Replacement Entegris Credit Agreement or a Replacement Versum Credit Agreement, as the case may be, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit such Refinancing under any Pari Document) of, any Pari Secured Party of the other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Replacement Representative of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

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SECTION 2.09 Gratuitous Bailee/Agent for Perfection.

(a) The Possessory Collateral in the possession of the Non-Applicable Representative (or its agents or bailees, other than the other Representative) shall be delivered by the Non-Applicable Representative to the Applicable Representative. If at any time the Person constituting the Applicable Representative ceases to be the Applicable Representative, such former Applicable Representative shall deliver the Possessory Collateral in its possession (or in the possession of its agents or bailees, other than the other Representative) (if any), together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), to the incoming Applicable Representative. The former Applicable Representative further agrees to take all other action reasonably requested by the incoming Applicable Representative, at the expense of the Grantors, in connection with the incoming Applicable Representative obtaining a first-priority security interest in the Shared Collateral.

(b) Each Representative agrees to hold any Possessory Collateral from time to time in its possession (or in the possession of its agents or bailees, other than the other Representative) as gratuitous bailee for the benefit of each other Pari Secured Party (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC), solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Each Representative agrees to hold any Control Collateral from time to time under its control (or under the control of its agents or bailees, other than the other Representative) as gratuitous agent for the benefit of each other Pari Secured Party (such agency being intended, among other things, to satisfy the requirements of 9-104, 9-105, 9-106, 9-107 or 8-106 of the UCC), solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable Pari Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) Neither Representative shall have any obligation whatsoever to any Pari Secured Party to ensure that the Possessory Collateral or the Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.09. The duties or responsibilities of each Representative under this Section 2.09 shall be limited solely to holding any Possessory Collateral or Control Collateral in its possession or control (or in possession or control of its agents or bailees, other than the other Representative) as gratuitous bailee and gratuitous agent in accordance with this Section 2.09 and delivering the Possessory Collateral as provided in Section 2.09(a).

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(d) None of the Representatives or any of the Pari Secured Parties shall have, by reason of the Pari Documents, this Agreement or any other document, a fiduciary relationship in respect of the other Representatives or any other Pari Secured Party, and each Representative and each Pari Secured Party hereby waives and releases the other Representatives and Pari Secured Parties from all claims and liabilities arising pursuant to any Representative’s role under this Section 2.09 as gratuitous bailee or gratuitous agent with respect to any Possessory Collateral or Control Collateral in its possession or control (or in the possession or control of its agents or bailees, other than the other Representative).

SECTION 2.10 Amendments to Pari Collateral Documents.

(a) Without the prior written consent of the other Representative, each Representative agrees that no Pari Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Pari Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In determining whether an amendment to any Pari Collateral Document is permitted by this Section 2.10, each Representative may conclusively rely on an officer’s certificate of Entegris stating that such amendment is permitted by this Section 2.10.

SECTION 2.11 Similar Liens and Agreements.

(a) Subject to Section 2.11(b), the parties hereto agree that it is their intention that the Collateral be substantially identical for all Pari Secured Parties; provided that this provision will not be violated with respect to any particular Series if for any reason the Representative for that Series expressly declines to accept a Lien on any asset or property (any such declined Lien with respect to a particular Series, a “Declined Lien”). In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, upon request by either Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Pari Documents.

(b) Notwithstanding anything in this Agreement or any Pari Documents to the contrary, Collateral consisting of cash, cash equivalents and Deposit Account balances pledged to secure reimbursement obligations in respect of any Letter of Credit shall be applied as specified in the Entegris Credit Agreement or the Versum Credit Agreement, as applicable, and, other than for purposes of Section 2.09, will not constitute Shared Collateral, it being understood and agreed that this Agreement shall not restrict the rights of any Pari Secured Party to pursue enforcement rights or exercise of remedies with respect thereto.

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Obligations of any Series, it may request that such information be

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furnished to it in writing by the Non-Applicable Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if the Non-Applicable Representative shall fail or refuse reasonably promptly to provide the requested information, the Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Entegris. The Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Secured Party or any other Person as a result of such determination.

ARTICLE IV.

THE APPLICABLE REPRESENTATIVE

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Applicable Representative to any Non-Applicable Secured Party or give any Non-Applicable Secured Party the right to direct the Applicable Representative, except that the Applicable Representative shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01.

(b) In furtherance of the foregoing, each Non-Applicable Secured Party acknowledges and agrees that the Applicable Representative shall be entitled, for the benefit of the Pari Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the applicable Pari Collateral Documents, without regard to any rights to which the Non-Applicable Secured Parties would otherwise be entitled as a result of the Pari Obligations held by such Non-Applicable Secured Parties. Without limiting the foregoing, each Pari Secured Party agrees that none of the Applicable Representative or any other Pari Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Obligations), in any manner that would maximize the return to the Non-Applicable Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Applicable Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Secured Parties of a particular Series waives any claim it may now or hereafter have against the Representative of the other Series of Pari Obligations or any other Pari Secured Party of such other Series arising out of (i) any actions that such Representative or any Pari Secured Party represented by such Representative take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Collateral Documents or any other agreement related thereto or in connection with the collection of the Pari Obligations or the

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valuation, use, protection or release of any security for the Pari Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of either Representative to enforce this Agreement, (ii) any election by the Applicable Representative or any holders of Pari Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Entegris or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Representative shall not accept any Shared Collateral in full or partial satisfaction of any Pari Obligations pursuant to Section 9-620 of the UCC without the consent of the other Representative.

SECTION 4.02 Power-of-Attorney. The Non-Applicable Representative, for itself and on behalf of the Non-Applicable Secured Parties, hereby irrevocably appoints the Applicable Representative and any officer or agent of the Applicable Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Non-Applicable Representative or any Non-Applicable Secured Party, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Pari Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01 Integration/Conflicts. This Agreement, together with the other Pari Documents, represents the entire agreement of each of the Grantors and the Pari Secured Parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. There are no promises, undertakings, representations or warranties by either Representative or any Pari Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the other Pari Documents, the provisions of this Agreement shall govern and control.

SECTION 5.02 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties identified on the signature pages hereto. This is a continuing agreement, and the Pari Secured Parties of either Series may continue, at any time and without notice to any Pari Secured Party of the other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of Entegris or any other Grantor constituting Pari Obligations in reliance hereon. Each Representative, on behalf of itself and the Pari Secured Parties represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof,

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and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to Entegris or any other Grantor shall include Entegris or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for Entegris or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect with respect to any Representative or the Pari Secured Parties represented by such Representative and their Pari Obligations on the date on which no Pari Obligations of such Pari Secured Parties are any longer secured by, or required to be secured by, any of the Collateral pursuant to the terms of the applicable Pari Documents, subject to the rights of the Pari Secured Parties under Section 2.06; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

SECTION 5.03 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement may be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, Entegris and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

(b) Notwithstanding the foregoing, without the consent of any Pari Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and upon such execution and delivery, such Replacement Representative and the Pari Secured Parties and Pari Obligations of the Series for which such Replacement Representative is acting shall be subject to the terms hereof.

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SECTION 5.04 Information Concerning Financial Condition of the Grantors and the Subsidiaries. The Representative and the Pari Secured Parties of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Pari Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Pari Obligations. The Representative and the other Pari Secured Parties of each Series shall have no duty to advise the Representative or Pari Secured Parties of the other Series of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or any of the other Pari Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Representative or Pari Secured Parties of the other Series, it or they shall be under no obligation:

(a) to make, and the Representative and the other Pari Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.05 Submission to Jurisdiction; Certain Waivers.

Each of Entegris, each other Grantor and each Representative, on behalf of itself and the applicable Pari Secured Parties for whom it is acting, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;

(b) agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any Pari Document shall affect any right that any Pari Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Pari Document against such Grantor or any of its properties or assets in the courts of any jurisdiction;

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(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Pari Collateral Document in any court referred to in Section 5.05(a) (and irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court in the manner provided for notices in Section 5.07 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 5.05(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, indirect, consequential or punitive damages.

SECTION 5.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PARI DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO, ENTEGRIS AND EACH OTHER GRANTOR HAS BEEN INDUCED TO ENTER INTO OR ACKNOWLEDGE THIS AGREEMENT AND THE OTHER PARI DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.07 Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax and notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received and notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). For the purposes hereof, the addresses of the parties hereto shall be as set forth below or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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Entegris Credit Agreement Representative:

Goldman Sachs Bank

200 West Street

New York, New York 10282-2198

Attention: SBD Operations

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

Facsimile: 212-428-9270

Versum Credit Agreement Representative:

Citibank, N.A.

CRMS Documentation Unit

580 Crosspoint Pkwy

Getzville, NY 14068

Email: crms.us.icg.documentation@citi.com

Entegris and the other Grantors:

Entegris, Inc.

117 Jonathan Blvd N

Chaska, Minnesota 55318 USA

Attention: Gregory B. Graves

Phone: (952) 556-4580

Fax: (952) 556-4480

Email: greg.graves@entegris.com

Entegris, Inc.

129 Concord Road

Billerica, Massachusetts 01821

Attention: Law Department

Email: joseph.colella@entegris.com

SECTION 5.08 Further Assurances. Each Representative, on behalf of itself and the Pari Secured Parties represented by it, and Entegris and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

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SECTION 5.09 Agency Capacities. Except as expressly provided herein, (a) Goldman Sachs (in its capacity as Collateral Agent for the benefit of the Secured Parties (each, as defined in the Entegris Credit Agreement) under the Entegris Credit Agreement Documents) is acting in the capacity of the Entegris Credit Agreement Representative solely for the Entegris Credit Agreement Secured Parties, (b) Citibank (in its capacity as Collateral Agent for the benefit of the Secured Parties (each, as defined in the Versum Credit Agreement) under the Versum Credit Agreement Documents) is acting in the capacity of the Versum Credit Agreement Representative solely for the Versum Credit Agreement Secured Parties and (c) each other Representative is acting in the capacity of Representative solely for the Pari Secured Parties under the Pari Documents for which it is the named Representative, as the case may be, in the applicable Joinder Agreement.

SECTION 5.10 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 5.11 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Representative, the Pari Secured Parties and, subject to Section 5.16, Entegris and the other Grantors, and their respective successors and assigns; and if any of the Representatives resigns or is replaced pursuant to the applicable Pari Documents, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No other Person, including any trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor (including where such estate or creditor representative is the beneficiary of a Lien secured by any Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding), shall have or be entitled to assert rights or benefits hereunder.

SECTION 5.12 Section Headings. Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 5.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax or email shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.14 Replacement Representative.

(a) Entegris may designate any loan or credit agreement referred to in clause (i) of the definition of the term “Replacement Entegris Credit Agreement” or clause (i) of the definition of the term “Replacement Versum Credit Agreement” as the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, and the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, may become a party hereto, on behalf of itself and the Pari Secured Parties represented by it, upon the satisfaction of the following requirements:

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(i) Entegris shall have delivered to each Representative a completed Designation, executed on its behalf by an Authorized Officer, pursuant to which Entegris shall (1) attach, and certify as true and correct, copies of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as the case may be, (2) specify the initial aggregate principal amount or committed amount of the Indebtedness that will constitute Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, after giving effect to such Designation, (3) specify the name and address of the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, (4) certify that such Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, are permitted by each Pari Document (other than any Pari Document to be discharged and terminated upon the incurrence thereof) and that the conditions set forth in this Section 5.14 are satisfied with respect to such Entegris Credit Agreement Obligations or Versum Credit Agreement Obligations, as applicable, and (D)(x) in the case of a Replacement Entegris Credit Agreement, expressly state that such agreement satisfies the requirements of a Replacement Entegris Credit Agreement and is designated as a Replacement Entegris Credit Agreement or (y) in the case of a Replacement Versum Credit Agreement, expressly state that such agreement satisfies the requirements of a Replacement Versum Credit Agreement and is designated as a Replacement Versum Credit Agreement; and

(ii) the Replacement Representative in respect of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, shall have executed and delivered a Joinder Agreement pursuant to which (x) in the case of a Replacement Representative in respect of the Replacement Entegris Credit Agreement, such Replacement Representative becomes the Entegris Credit Agreement Representative hereunder, such Replacement Entegris Credit Agreement becomes the Entegris Credit Agreement hereunder and such Entegris Credit Agreement Obligations and holders of such Entegris Credit Agreement Obligations become subject hereto and bound hereby or (y) in the case of a Replacement Representative in respect of the Replacement Versum Credit Agreement, such Replacement Representative becomes the Versum Credit Agreement Representative hereunder, such Replacement Versum Credit Agreement becomes the Versum Credit Agreement hereunder and such Versum Credit Agreement Obligations and holders of such Versum Credit Agreement Obligations become subject hereto and bound hereby.

(b) Upon the delivery of the Designation by Entegris and the execution and delivery of a Joinder Agreement by a Replacement Representative in accordance with this Section 5.14, each other Representative shall acknowledge receipt thereof and, in the case of such Joinder Agreement, shall countersign a copy thereof and return the same to such Replacement Representative; provided that the failure of any Representative to so acknowledge or return shall not affect the designation of the Replacement Entegris Credit Agreement or the Replacement Versum Credit Agreement, as applicable, or any Replacement Representative becoming a party hereto, if the other requirements of this Section 5.14 are satisfied.

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SECTION 5.15 Authorization. By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 5.16 No Third Party Beneficiaries/Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Secured Parties in relation to one another. None of Entegris, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in the case of Entegris and the other Grantors, their obligations hereunder and their rights with respect to Sections 2.04 and 2.08 and Article V, and, other than with respect to Sections 2.04 and 2.08 and Article V, none of Entegris or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, Entegris and each other Grantor hereby (a) acknowledges that it has read this Agreement and consents hereto, (b) agrees that it will not take any action that would be contrary to the provisions of this Agreement expressly applicable to it and (c) agrees to abide by the requirements expressly applicable to it under this Agreement.

SECTION 5.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effect as the prohibited action.

SECTION 5.18 Additional Grantors. Entegris agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to execute and deliver an instrument in the form of Exhibit C attached hereto. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor as of the date hereof and had complied with the requirements of the immediately preceding sentence. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Entegris Credit Agreement Representative and the Versum Credit Agreement Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor.

[Remainder of this page intentionally left blank]

26

IN WITNESS WHEREOF, the Entegris Credit Agreement Representative, for and on behalf of itself and the Entegris Credit Agreement Secured Parties (as provided herein), and the Versum Credit Agreement Representative, for and on behalf of itself and the Versum Credit Agreement Secured Parties (as provided herein), have caused this Agreement to be duly executed and delivered as of the date first above written.

GOLDMAN SACHS BANK USA, as Entegris Credit Agreement Representative

By:
Name:
Title:

CITIBANK, N.A., as Versum Credit Agreement Representative

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

Acknowledged and Consented to by:

ENTEGRIS, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

[Signature Page to Pari Passu Intercreditor Agreement]

Exhibit A

to Pari Passu Intercreditor Agreement

[FORM OF]

DESIGNATION

Reference is made to the Pari Passu Intercreditor Agreement, dated as of [    ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate a Replacement [Entegris][Versum] Credit Agreement in accordance with Section 5.14 of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title]1 of Entegris, hereby certifies on behalf of Entegris that:

(a) attached hereto is a true and correct copy of [describe the relevant credit agreement] (the “New Credit Agreement”), which is intended to be the Replacement [Entegris][Versum] Credit Agreement;

(b) [insert name of applicable Borrower] intends to incur Indebtedness under the New Credit Agreement in the initial aggregate [principal/committed amount] of $[            ], which will constitute [Entegris][Versum] Credit Agreement Obligations;

(c) the name and address of the Replacement Representative for the New Credit Agreement is:

Telephone:

Email:

(d) such [Entegris][Versum] Credit Agreement Obligations are permitted by each Pari Document (other than any Pari Document to be discharged and terminated upon the incurrence thereof) and the conditions set forth in Section 5.14 of the Intercreditor Agreement are satisfied with respect to such [Entegris][Versum] Credit Agreement Obligations; and

[1]	To be an Authorized Officer of Entegris.

(e) the New Credit Agreement satisfies the requirements of a Replacement [Entegris][Versum] Credit Agreement and is hereby designated as a Replacement [Entegris][Versum] Credit Agreement.

[Remainder of this page intentionally left blank]

A-2

IN WITNESS WHEREOF, Entegris has caused this Designation to be duly executed by the undersigned officer as of                     , 20                    .

ENTEGRIS, INC.

By:
Name:
Title:

Exhibit B

to Pari Passu Intercreditor Agreement

FORM OF JOINDER AGREEMENT

JOINDER NO. [            ], dated as of [            ], 20[ ] (the “Joinder Agreement”), to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the other GRANTORS. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Reference is made to the Designation dated the date hereof and delivered pursuant to Section 5.14 of the Intercreditor Agreement (the “Designation”), under which [Name of the Replacement Representative], in its capacity as the [collateral agent] under the Replacement [Entegris][Versum] Credit Agreement identified in such Designation (in such capacity, the “New Representative”), is identified as the Replacement Representative in respect of the Replacement [Entegris][Versum] Credit Agreement. The New Representative is executing and delivering this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement to become the Replacement Representative and the [Entegris][Versum] Credit Agreement Representative for all purposes thereof, and in connection with the foregoing hereby agrees as follows:

SECTION 1. In accordance with Section 5.14 of the Intercreditor Agreement, (i) the New Representative by its signature below becomes the [Entegris][Versum] Credit Agreement Representative under, and the Replacement [Entegris][Versum] Credit Agreement identified in the Designation and the [Entegris][Versum] Credit Agreement Secured Parties represented by the New Representative become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as the [Entegris][Versum] Credit Agreement Representative and the Replacement [Entegris][Versum] Credit Agreement had originally been named as the [Entegris][Versum] Credit Agreement, and (ii) the New Representative, on its behalf and on behalf of such [Entegris][Versum] Credit Agreement Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as the [Entegris][Versum] Credit Agreement Representative and to the [Entegris][Versum] Credit Agreement Secured Parties that it represents as [Entegris][Versum] Credit Agreement Secured Parties and (iii) the Replacement [Entegris][Versum] Credit Agreement hereby becomes the [Entegris][Versum] Credit Agreement. Each reference to the “[Entegris][Versum] Credit Agreement Representative” in the Intercreditor Agreement shall be deemed to refer to the New Representative, and each reference to the “[Entegris][Versum] Credit Agreement” shall be deemed to refer to the Replacement [Entegris][Versum] Credit Agreement. The Intercreditor Agreement is hereby incorporated herein by reference.

B-1

SECTION 2. The New Representative represents and warrants to the [Versum][Entegris] Credit Agreement Representative and the Pari Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [collateral agent], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Replacement [Entegris][Versum] Credit Agreement provides that, upon the New Representative’s entry into this Joinder Agreement, the [Entegris][Versum] Credit Agreement Secured Parties represented by the New Representative will be subject to and bound by the provisions of the Intercreditor Agreement as [Entegris][Versum] Credit Agreement Secured Parties.

SECTION 3. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement shall become effective when the [Versum][Entegris] Credit Agreement Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the New Representative. Delivery of an executed counterpart of a signature page to this Joinder Agreement by fax or email shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. This Joinder Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 6. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.07 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its respective address set forth below its signature hereto.

SECTION 8. Sections 5.08 and 5.09 of the Intercreditor Agreement are hereby incorporated herein by reference.

[Remainder of this page intentionally left blank]

B-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention of:
Facsimile:

Receipt acknowledged by:

[GOLDMAN SACHS BANK USA, as Entegris Credit Agreement Representative

By:
Name:
Title:]

[CITIBANK, N.A., as Versum Credit Agreement Representative

By:
Name:
Title:]

Exhibit C

to Pari Passu Intercreditor Agreement

FORM OF ACKNOWLEDGMENT SUPPLEMENT

[FORM OF] ACKNOWLEDGMENT SUPPLEMENT NO. [            ], dated as of [            ], 20[    ] (this “Supplement”), to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of [ ] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as initial Entegris Credit Agreement Representative, CITIBANK, N.A., as initial Versum Credit Agreement Representative, and the REPLACEMENT REPRESENTATIVES from time to time a party thereto, and acknowledged and consented to by ENTEGRIS, INC., a Delaware corporation (“Entegris”), and the GRANTORS. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Grantors have acknowledged and consented to the Intercreditor Agreement. Pursuant to Section 5.18 of the Intercreditor Agreement, Subsidiaries of Entegris that become Grantors are required to executed and deliver this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with such requirements of the Intercreditor Agreement and the other Pari Documents.

Accordingly, the Entegris Credit Agreement Representative and the Versum Credit Agreement agree as follows:

SECTION 1. In accordance with Section 5.18 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to each Representative and the Pari Secured Parties that (a) it has the full power and authority to enter into this Supplement and (b) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

C-1

SECTION 5. This Supplement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Supplement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.07 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at its respective address set forth below its signature hereto.

SECTION 8. Sections 5.08 and 5.09 of the Intercreditor Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of this page intentionally left blank]

C-2

IN WITNESS WHEREOF, the New Grantor, the Entegris Credit Agreement Representative and the Versum Credit Agreement Representative have duly executed this Supplement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Address for notices:

Attention of:
Facsimile:

Acknowledged by:

[NAME OF ENTEGRIS CREDIT AGREEMENT REPRESENTATIVE], as the Entegris Credit Agreement Representative,

By:
Name:
Title:

[NAME OF VERSUM CREDIT AGREEMENT REPRESENTATIVE], as the Versum Credit Agreement Representative,

By:
Name:
Title: